Exhibit 10.5

AMENDMENT B

December 4, 2006

1. Reference is made to Lease dated December b, 2000, by and between H&N Associates, LLC, a Massachusetts Limited Liability Company, as landlord (“Landlord”), and Advanced Inhalation Research, Inc., a Delaware Corporation, as tenant (“Tenant”), with respect to premises known as Brickyard Square, 190 Everett Avenue, Chelsea, Massachusetts. Said lease, as amended by Amendment A dated August 22, 2002, is hereinafter referred to as “the Lease.”

2. Landlord and Tenant are in dispute as to certain amounts owed by and between Landlord and Tenant pursuant to the Lease. Landlord and Tenant desire to resolve all claims relating to Section (B) of Article III of the Lease and Exhibit B of the Lease existing between them as of the date of this Amendment B. Accordingly, Landlord and Tenant hereby agree that the Lease is amended in the following respects:

The Fixed Rent payable pursuant to Article V of the Lease for the months of November and December, 2006, January and February, 2007, January and February, 2008, and January, February and March, 2009, shall be reduced on a dollar for dollar basis by the Fixed Rout payable for said months in an amount not to exceed $52,700.00 per month for each of the aforesaid months, and Landlord shall pay to Tenant a single payment on or before March 3l, 2009 in the amount of $25,700.00. Notwithstanding the aforementioned, in the event the Fixed Rent payable is suspended or not otherwise payable under the Lease, Landlord’s financial obligation to Tenant shall exist and shall be satisfied on the timelines set forth in this paragraph until Landlord has paid an aggregate of $500,000 to Tenant.

3. Except as expressly modified herein the Lease shall remain unmodified and in full force and effect.

4. The provisions of this Amendment B shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

Signatures On Next Page Following

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment B to be executed as an instrument under seal as of the day and year first above written.

LANDLORD: H & N ASSOCIATES, LLC		TENANT: ADVANCED INHALATION RESEARCH, INC.

By:	/s/ Harold C. Garnick	By	/s/ Michael Landine
	Harold C. Garnick		Name:	Michael Landine
	Manager		Title:	Vice President

Agreed to and Approved:
MORTGAGOR

By:	/s/ Goran C. Finley
	Name:	Goran C. Finley
	Title:	Senior Vice President